   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1999
                                                      REGISTRATION NO. 333-91235

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                SPATIALIGHT, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

           NEW YORK                                    16-1363082
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                     Identification No.)

                        9 COMMERCIAL BOULEVARD, SUITE 200
                            NOVATO, CALIFORNIA 94949
                                 (415) 883-1693
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                   ----------

                                MICHAEL H. BURNEY
                             CHIEF EXECUTIVE OFFICER
                                SPATIALIGHT, INC.
                        9 COMMERCIAL BOULEVARD, SUITE 200
                            NOVATO, CALIFORNIA 94949
                                 (415) 883-1693
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                                Kevin Coyle, Esq.
                        Gray Cary Ware & Freidenrich LLP
                          400 Capitol Mall, Suite 2100
                          Sacramento, California 95814
                                 (916) 930-3200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as described in the Prospectus after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

                                SPATIALIGHT, INC.

                                  COMMON STOCK

              1,729,500 Shares Issuable Upon Exercise of Warrants

         This prospectus relates to the offer and sale of up to 1,729,500 shares issuable upon exercise of warrants. The warrants, which were issued to investors between June 19, 1997 and November 15, 1999, have exercise prices ranging from $0.50 to $2.8125 per share, an average exercise price of $1.455 per share, and an aggregate exercise price of $2,516,345.


         Our common stock is not traded on a national securities exchange or the Nasdaq Stock Market but is listed on the over-the-counter bulletin board under the symbol "HDTV." On November 30, 1999, the last sale price of the common stock as reported on the over-the-counter bulletin board was $4.125.


         Our principal executive offices are located at 9 Commercial Boulevard, Suite 200, Novato, California 94949, and our telephone number is (415) 883-1693.

                       ----------------------------------

         AN INVESTMENT IN SPATIALIGHT COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

                       ----------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THESE SECURITIES HAVE NOT BEEN QUALIFIED UNDER THE LAWS OF ANY STATE. BEFORE MAKING ANY OFFER OR SALE OF THESE SECURITIES, HOLDERS OF THESE SECURITIES SHOULD CONFIRM THAT SUCH OFFER OR SALE COMPLIES WITH ALL APPLICABLE STATE SECURITIES LAWS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                The date of this prospectus is December 2, 1999.



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
                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
RISK FACTORS .....................................................................................................3

ABOUT SPATIALIGHT ...............................................................................................11

USE OF PROCEEDS .................................................................................................12

PLAN OF DISTRIBUTION.............................................................................................13

LEGAL MATTERS ...................................................................................................15

EXPERTS .........................................................................................................15

WHERE TO FIND MORE INFORMATION...................................................................................16

DOCUMENTS INCORPORATED BY REFERENCE..............................................................................16

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with the other information contained or incorporated by reference in this prospectus, in evaluating whether to purchase shares of our common stock.

         WE ARE SUBJECT TO LENGTHY DEVELOPMENT PERIODS AND PRODUCT ACCEPTANCE CYCLES.

         Our business model requires us to develop microdisplays that perform better than existing technologies, contract with one or more third-party manufacturers to manufacture our prototypes in bulk, and sell the resulting displays to original equipment manufacturers that will then incorporate it into their products. OEMs make the determination during their product development programs whether or not to incorporate our display modules in their products. This requires us to invest significant amounts of time and capital in designing display modules well before our customers introduce their products incorporating these displays and before we can be sure that we will generate any significant sales to our customers or even recover our investment. Even if a product is successful for a short period, competition from other sellers could limit the length of time it is successful.

         WE ARE INCURRING SUBSTANTIAL RESEARCH AND DEVELOPMENT COSTS.

         We currently have over ten engineers based in California working on prototype microdisplays. This staffing creates significant research and development costs that may not be recouped. We have sold our current prototypes to a number of companies that have indicated they may be willing to incorporate them into products if they could buy such displays in volume. As we begin the process of working with third parties to manufacture our designs in volume, we are continuing to use our engineers to develop subsequent generations of our microdisplays. As a result, our overhead is expected to increase.

         THE MICRODISPLAYS WE HAVE DEVELOPED MAY NOT BE MASS-PRODUCED EASILY.

         We need to work closely with our manufacturing sources to commence volume production of our current prototype. Problems in implementing volume production or lower than expected manufacturing yields could significantly and adversely affect us because delays could lead our potential customers to seek other sources and because we will have incurred costs for the silicon the company that assembles our displays uses in the microdisplay manufacturing process.

         We currently obtain silicon backplanes from the Far East. Some Asian countries are subject to earthquakes and typhoons. Unless we obtain a second source, any disruption or termination of our silicon manufacturing operations in Taiwan or air transportation with the Far East could adversely affect our operations.

We are negotiating a contract with a facility in Hong Kong to assemble the silicon backplanes with electronic components to create microdisplays. Because this relationship is new we anticipate that technical issues in the manufacturing process will need to be resolved. The design and manufacture of LCDs and display modules are highly complex processes that are sensitive to a wide variety of factors, including the level of contaminants in the manufacturing



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

environment, impurities in the materials used, and the performance of personnel and equipment. Contract manufacturers do not guarantee their manufacturing yields. In addition, the complexity of manufacturing processes will increase along with increases in the sophistication of our display modules. Low manufacturing yields or delivery problems could adversely affect our operating results.

         A MARKET FOR OUR PRODUCTS MAY NOT DEVELOP.

         Various target markets for our micro-displays, including projectors, monitors, high-definition televisions, and portable micro-displays, are uncertain, may be slow to develop, or could utilize competing technologies. High-definition television has only recently become available to consumers, and widespread market acceptance is uncertain. In addition, the commercial success of the portable micro-display market is uncertain. Gaining acceptance in this market may prove difficult because of the radically different approach of micro-displays to the presentation of information. In order for us to succeed, not only must we sell to those manufacturers that produce end-products micro-displays that are better and cheaper than the alternatives they would otherwise use, but also, the manufacturers themselves must develop products that are successful commercially. Our failure to sell to manufacturers or the failure of the ultimate target markets to develop as we expect will impede our anticipated growth.

         OUR DISPLAYS MAY NOT SUCCEED COMMERCIALLY.

         Our microdisplays may not be accepted by a widespread market. Even if we successfully mass-produce a display that is used in a retailed product, our customers may determine not to introduce or may terminate products utilizing the technology for a variety of reasons, including the following:

         -    superior technologies developed by our competitors;

         -    price considerations;

         -    lack of anticipated or actual market demand for the products; and

         -    difficulties in inducing companies to begin using our product.

         WE DO NOT HAVE LONG-TERM PURCHASE COMMITMENTS FROM OUR PROSPECTIVE CUSTOMERS.

         Our prospective customers have not yet provided us with firm or long-term volume purchase commitments. Although we have begun to negotiate with our customers, we currently do not have any contracts with our customers. Because we have no firm, long-term volume purchase commitments we do not have clear order lead times or bases for inventory allocations. In addition, our prospective customers can cancel purchase commitments or reduce or delay orders at any time. The cancellation, delay, or reduction of customer commitments could result in our holding excess and obsolete inventory or having unabsorbed manufacturing overhead. Our sales to customers in the electronics industry, which is subject to severe competitive pressures, rapid technological change, and product obsolescence, increases our inventory and overhead risks.





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

         WE DEPEND ON THE MARKET ACCEPTANCE OF THE PRODUCTS OF OUR CUSTOMERS.

         We do not sell any products to end-users. Instead, we design and manufacture various product solutions that our customers incorporate into their products. As a result, our success depends almost entirely upon the widespread market acceptance of our customers' products. Any significant slowdown in the demand for our customers' products would adversely affect our business.

         Our dependence on the success of the products of our customers exposes us to a variety of risks, including our needs to do the following:

                   - maintain customer satisfaction with our design and manufacturing services;

                   - match our design and manufacturing capacity with customer demand and to maintain satisfactory delivery schedules;

                   - anticipate customer order patterns, changes in order mix, and the level and timing of orders that we can meet; and

                   - adjust to the cyclical nature of the industries and markets we serve.

         Our failure to address these risks may cause us to lose sales or for sales to decline.

         WE FACE INTENSE COMPETITION.

         We serve intensely competitive industries that are characterized by price erosion, rapid technological change, and competition from major domestic and international companies. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Some of our competitors have greater market recognition, larger customer bases, and substantially greater financial, technical, marketing, distribution and other resources than we possess. As a result, they may be able to introduce new products and respond to customer requirements more quickly than we can.

         Our competitive position could suffer if one or more of our customers decide to design and manufacture their own display modules, to contract with our competitors, or to use alternative technologies. In addition, our customers typically develop a second source. Second source suppliers may win an increasing share of a program by competing primarily on price rather than on design.

         Our ability to compete successfully depends on a number of factors, both within and outside our control. These factors include the following:

         - our success in designing and manufacturing new display technologies;

         -        our ability to address the needs of customers;



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

         - the quality, performance, reliability, features, ease of use, pricing, and diversity of our display products;

         - foreign currency fluctuations, which may cause a foreign competitor's products to be priced significantly lower than our displays;

         -        the quality of our customer services;

         -        the efficiency of our production sources;

         - the rate at which customers incorporate our displays into their own products; and

         -        products or technologies introduced by our competitors.

         THE ELECTRONICS INDUSTRY IS CYCLICAL.

         The electronics industry has experienced significant economic downturns at various times, characterized by diminished product demand, accelerated erosion of average selling prices, and production over-capacity. In addition, the electronics industry is cyclical in nature. We may experience substantial period-to-period fluctuations in future operating results because of general industry conditions or events occurring in the general economy.

         WE MUST FINANCE THE GROWTH OF OUR BUSINESS AND THE DEVELOPMENT OF NEW PRODUCTS.

         To remain competitive, we must continue to make significant investments in research and development, equipment and facilities. Our failure to generate sales to offset our costs would adversely affect our ability to continue operating.

         We anticipate the need for additional equity or debt financing to provide for the capital expenditures required to maintain our research and development and to move to production. We cannot predict the timing or amount of any such capital requirements at this time. If such financing is not available on satisfactory terms, we may be unable to expand our business at the rate desired and our operating results may suffer. Equity financing could result in additional dilution to existing stockholders. Debt financing increases expenses, must be repaid regardless of operating results, and is secured against our assets, potentially leaving fewer resources available for the repayment of equity holders.

         OUR OPERATING RESULTS ARE NEGATIVE AND SUBJECT TO FLUCTUATIONS.

         We have not achieved profits in the past five years and have experienced cash shortages. As a result, our auditors have noted in past reports that there is doubt about our ability to continue as a going concern. We will need to achieve substantial sales to support our cost structure before we can begin to recoup our operating losses and accumulated deficit. Any progress toward profitability may not be steady and may be subject to significant periodic or seasonal quarterly fluctuations due to factors including the following:

         - introductions of displays and market acceptance of new or new generations of displays;



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

         -        timing of expenditures in anticipation of future orders;

         -        changes in our cost structure;

         -        availability of labor and components;

         -        pricing and availability of competitive products and services;

         -        the timing of orders;

         - the volume of orders relative to the capacity we can contract to produce;

         -        evolution in the life cycles of customers' products; and

         -        changes or anticipated changes in economic conditions.

         Accordingly, you should not rely on the results of past periods as an indication of our future performance. It is likely that in some future period, our operating results may be below expectations of public market analysts or investors. If this occurs, our stock price may drop.

         THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

         The market price of our common stock has been extremely volatile, reflecting reported losses, receipt of additional financing and changes to management. The trading price of our common stock in the future could continue to be subject to wide fluctuations in response to various factors, including the following:

         -        quarterly variations in our operating results;

         - actual or anticipated announcements of technical innovations or new product developments by us or our competitors;

         -        changes in analysts' estimates of our financial performance;

         -        general conditions in the electronics industry; and

         -        worldwide economic and financial conditions.

         In addition the stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices for many high-technology companies and that often have been unrelated to the operating performance of these companies. These broad market fluctuations and other factors may adversely affect the market price of our common stock.

         OUR COMMON STOCK MAY NOT BE LIQUID.

We are currently traded on the over-the-counter bulletin board. Our stockholders may find that it is more difficult to sell our capital stock than shares listed on an exchange or a national market. State securities law qualification exemptions that apply to shares listed on



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

exchanges and national markets do not apply to shares of our stock. The trading volume of our shares may be limited in part due to the marketability of our stock. Any swing in the price of our stock may be magnified into a material reduction in price because relatively few buyers may be available to purchase our stock.

         SALES OF LARGE NUMBERS OF SHARES COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Many of our outstanding shares are freely tradeable without restrictions or further registration. Sales of substantial amounts of common stock by our stockholders, or even the potential for such sales, may affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

         WE DEPEND ON KEY PERSONNEL.

         Our development and operations depend substantially on the efforts and abilities of our senior management and technical personnel. The competition for qualified management and technical personnel is intense. The loss of services of one or more of our key employees or the inability to add key personnel could have a material adverse affect on us. We do not have any fixed-term agreements with, or key person life insurance covering, any officer or employee.

         WE MUST PROTECT OUR INTELLECTUAL PROPERTY.

         We believe that our continued success depends in part on protecting our proprietary technology. Third parties could claim that we are infringing their patents or other intellectual property rights. In the event that a third party alleges that we are infringing its rights, we may not be able to obtain licenses on commercially reasonable terms from the third party, if at all, or the third party may commence litigation against us. The failure to obtain necessary licenses or other rights or the institution of litigation arising out of such claims could materially and adversely affect us.

         We rely on a combination of patent law, trade secret law, attempts to limit disclosure of our confidential information and contractual provisions to protect our intellectual property. Trade secret laws and contractual provisions afford only limited protection. We face risks associated with our intellectual property, including the following:

         -        pending patent applications may not be issued;

         - patents issued to us may be challenged, invalidated, or circumvented;

         - unauthorized parties may obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights;

         - others may independently develop similar technology or design around any patents issued to us;



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

         - intellectual property laws may not protect our intellectual property;

         - effective protection of intellectual property rights may be limited or unavailable in some foreign countries, such as China, in which we may operate.

         WE FACE RISKS ASSOCIATED WITH INTERNATIONAL TRADE AND CURRENCY
EXCHANGE.

         Political and economic conditions abroad may adversely affect the foreign manufacture and sale of our displays. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures, export or import compliance laws, or other trade policies, could adversely affect our ability to manufacture or sell displays in foreign markets and to purchase materials or equipment from foreign suppliers.

         SHORTAGES OF COMPONENTS AND MATERIALS MAY DELAY OR REDUCE OUR SALES AND INCREASE OUR COSTS.

         Our inability to obtain sufficient quantities of components and other materials necessary to produce our displays could result in reduced or delayed sales or lost orders. Any delay in or loss of sales could adversely impact our operating results. We obtain many of the materials we use in the manufacture of our displays from a limited number of foreign suppliers, particularly suppliers located in the Far East, and we do not have long-term supply contracts with any of them. As a result, we are subject to economic instability and currency fluctuations in these countries as well as to increased costs, supply interruptions, and difficulties in obtaining materials. Our customers also may encounter difficulties or increased costs in obtaining from others the materials necessary to produce their products into which our product solutions are incorporated.

         WE MUST EFFECTIVELY MANAGE OUR GROWTH.

         The failure to manage our growth effectively could adversely affect our operations. Our ability to manage our planned growth effectively will require us to:

         -        enhance our operational, financial, and management systems;

         -        expand our facilities and equipment; and

         - successfully hire, train, and motivate additional employees, including technical staff.

         As we expand our overhead and selling expenses will increase. We also may be required to increase staffing and purchase capital equipment. Customers, however, generally do not commit to firm production schedules for more than a short time in advance. Any increase in expenditures in anticipation of future sales that do not materialize would adversely affect our profitability.





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

         OUR BUSINESS MAY BE AFFECTED BY "YEAR 2000" PROBLEMS.

         Many existing computer programs and databases use only two digits to identify a year in the date field. For example, 99 would represent 1999. These programs and databases were designed and developed without considering the impact of the upcoming millennium. Consequently, date sensitive computer programs may interpret the date "00" as 1900 rather than 2000. If not corrected, many computer systems could fail or create erroneous results in 2000. Failure of our systems, or in the systems of our vendors or customers, could have a significant adverse effect on our business.

         WE COULD BE LIABLE IN CONNECTION WITH PRODUCT LIABILITY CLAIMS.

         Product liability claims may be asserted against us in the event that the use of our products, or products which incorporate our products, are alleged to cause injury or other adverse effects. Our product liability insurance may not be adequate to protect us against potential claims. As a result a successful claim against us could materially affect our financial stability. In addition, our reputation may be affected by product liability claims regardless of the merit or eventual outcome of the claim.

         WE DO NOT PAY CASH DIVIDENDS.

         We have never paid any cash dividends on our common stock and do not anticipate that we will pay cash dividends in the near term. Instead, we intend to apply earnings to the expansion and development of our business.

          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements and information contained in this prospectus concerning our future, proposed and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity or with respect to the markets in which we compete or the electronics industry in general; and other statements contained in this prospectus regarding matters that are not historical facts are forward-looking statements, as such term is defined under applicable securities laws. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Risk Factors."





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

                                ABOUT SPATIALIGHT

           We design and seek to commercialize displays that can provide high-resolution images suitable for computer, video and other applications but that can be manufactured using existing processes for typical silicon and liquid crystal displays. Our displays are miniature, high-resolution active matrix liquid crystal displays, consisting of liquid crystals mounted directly on silicon chips. These displays are also known as and commonly referred to as Liquid Crystal Displays (LCD), Active Matrix Liquid Crystal Displays (AMLCD), Liquid Crystal on Silicon (LCOS), and Spatial Light Modulators (SLM).

         Our micro-displays, although smaller than 1" in diagonal, contain large arrays of pixels and therefore can provide more content at a lower cost than currently available displays. The tiny image on a micro-displays can be projected onto a screen or other surface for individual or group viewing or used in a portable application that is viewed through a magnifying device similar to a viewfinder. Potential near-term micro-displays applications include use in office projection equipment, rear projection high-definition televisions, and computer monitors.

         Our current technology is a fourth generation 0.9-inch diagonal display, with a 1,024 x 768 array of pixels (a total of 786,432 pixels). This product is now shipping in the form of developer kits, which are designed to assist other companies to evaluate the display technology for inclusion in their products. To date, we have only sold small quantities of our developer kits to customers who are evaluating our displays for use in their products. We are currently developing our fifth generation display, a 1280 x 1024 array of pixels (a total of 1,310,720 pixels), although quantities are not yet available for evaluation.

         Our technology uses liquid crystals and silicon chips. An advantage of these materials is that processes for working with them are already known, so we may be able to move from prototypes to mass production more quickly than competing technologies offering comparable quality. By using existing manufacturing processes we believe we can obtain economies of scale and thereby reduce costs.

         We are a corporation organized under the laws of the State of New York. Our executive offices are located at 9 Commercial Boulevard, Suite 200, Novato, California 94949.









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

                                 USE OF PROCEEDS

         The 1,729,500 shares offered by this prospectus consist of shares issuable to institutional and individual accredited investors in connection with warrants granted in privately placed equity financings. The warrants, which were issued to investors between June 19, 1997 and November 15, 1999, have exercise prices ranging from $0.50 to $2.8125 per share, an average exercise price of $1.455, and an aggregate exercise price of $2,516,345.

         If the warrants are exercised, we will receive proceeds in the form of the exercise price. We expect to use such proceeds, if any, for working capital.

                              PLAN OF DISTRIBUTION


         The warrants being registered hereunder have already been issued.




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

        The effectiveness of the registration statement of which this prospectus is a part addresses only federal securities law obligations. We have not qualified the issuance or sale of the shares in any state. As a result of
Section 18(b)(4) of the Securities Act, state law will not prohibit, limit, or impose conditions on the offer or sale of these shares if the selling stockholder is not an underwriter. Stockholders selling these shares and any broker-dealers or agents that participate with such stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions received by broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In order to assure compliance with applicable state securities laws and notice requirements investors selling these shares hereafter will be required to coordinate with Spatialight.

                                  LEGAL MATTERS

         The legality of the shares offered by this prospectus is being passed upon by Gray Cary Ware & Freidenrich LLP, Sacramento, California.


                                    EXPERTS

         Gray Cary Ware & Freidenrich LLP beneficially owns 8,161 shares and warrants to purchase 20,000 shares of our common stock.

                         WHERE TO FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC may be inspected and copied at the SEC Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.

         You may obtain information about the operation of the SEC Public Reference Room by calling 1-800-SEC-0330. You can also inspect this material free of charge at a Web site maintained by the SEC at http://www.sec.gov. Finally, you can also inspect reports and other information concerning Spatialight at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. Spatialight common stock is not traded on a national securities exchange or The Nasdaq Stock Market but are listed on the over-the-counter bulletin board under the symbol "HDTV." Spatialight's Internet web site is located at http://www.spatialight.com.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The following documents filed by us with the SEC (File No. 000-19828) are incorporated in this prospectus by reference:

         - Annual Report on Form 10-KSB for the year ended December 31, 1998, filed on March 31, 1999;

         - Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed on May 17, 1999;

         -        Current Report on Form 8-K, filed on May 21, 1999;

         -        Current Report on Form 8-K, filed on June 14, 1999;

         - Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, filed on August 16, 1999;

         - Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, filed on November 12, 1999;

         - The description of Spatialight's Common Stock contained in Spatialight's Registration Statement on Form 8-A filed with the Commission on February 5, 1992, effective on February 7, 1992, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         We also incorporate by reference all documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. We will provide free of charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus. Please direct such requests to Investor Relations, Spatialight, Inc., 9 Commercial Boulevard, Suite 200, Novato, California 94949. Our telephone number is (415) 883-1693.

================================================================================


        WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS
      PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF THE DATE OF
           THIS PROSPECTUS. DELIVERY OF THIS PROSPECTUS AFTER THE DATE INDICATED BELOW DOES NOT MEAN THAT THE INFORMATION IS STILL CORRECT.



                                SPATIALIGHT, INC.


                                  COMMON STOCK


                      1,729,500 SHARES SUBJECT TO WARRANTS





                                   PROSPECTUS





                                December 2, 1999




================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                                                             To be Paid
                                                                                                               By The
                                                                                                             Registrant
                                                                                                             ----------
SEC Registration Fee ...................................................................................     $ 1,292,36
Accounting fees and expenses ...........................................................................     $    7,000
Legal fees and expenses ................................................................................     $   11,000
Miscellaneous expenses .................................................................................     $    2,000
                                                                                                             ----------
         Total..........................................................................................     $21,292.36
                                                                                                             ==========


----------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of the Registrant, filed November 6, 1991 (the "Restated Certificate"), provides in relevant part at paragraph 7, that

         The directors of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity occurring after the adoption of the provisions authorized in this certificate of incorporation, provided, however, that the provisions contained herein shall not eliminate such directors' liability if a judgment or other final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) that the director personally gained a financial profit or other advantage to which the director was not legally entitled; or
         (iii) that the directors' acts violated the provisions of Section 719 of the New York Business Corporation Law.

         Sections 721 through 726 of the New York Business Corporations Law (the
BCL) provide the statutory basis for the indemnification by a corporation of its officers and directors when such officers and directors have acted in good faith, for a purpose reasonably believed to be in the best interests of the corporation, and subject to specified limitations set forth in the BCL.

         As authorized by Article V of the Registrant's By-Laws, directors and officers of the Registrant, and certain Registrant employees, have been availed of the broadest scope of permissible indemnification coverage consistent with the BCL. Article V of the Registrant's By-Laws provide as follows:

         5.1 INDEMNIFICATION. The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the Business Corporation Law of New York, as amended from time to time; and the Corporation may, in the discretion of the Board of Directors, indemnify all other corporate personnel to the extent permitted by laws.

         5.2 AUTHORIZATION. The provisions for indemnification set forth in
Section 5.1 hereof shall not be deemed to be exclusive. The Corporation is hereby authorized to further indemnify its directors or officers in the manner and to the extent set forth in (i) a resolution of the shareholders, (ii) a resolution of the directors, or (iii) an agreement providing for such indemnification, so long as such indemnification shall not be expressly prohibited by the provisions of the Business Corporation Law of New York.

         See also the undertakings set out in response to Item 17 herein.

ITEM 16.  EXHIBITS.

         The following exhibits are filed with this Registration Statement unless otherwise indicated:


     EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
     -----------                                           ----------------------
         3.1*           Amended and Restated Certificate of Incorporation
         3.2*           Bylaws
         5.1            Opinion of Gray Cary Ware & Freidenrich LLP
        10.1*           1991 Employee Stock Option Plan and Form of Stock Option Agreement thereunder
        10.2*           1993 Nonstatutory Employee Stock Option Plan and Form of Stock Option Agreement thereunder
        10.3*           1993 Nonstatutory Directors Stock Option Plan
        10.4*           1999 Stock Option Plan
        10.5*           Form of Convertible Secured Loan Agreement, dated as of November 1998, between Spatialight and the eighteen lenders listed on Exhibit A to such form
        10.6*           Form of Security Agreement, dated as of November 1998, between Spatialight and the eighteen lenders listed on Exhibit A to such form
        10.7*           Form of Intercreditor Agreement, dated as of November 1998, among Spatialight, Argyle Capital
                        Management Corporation, Jerry Whitlock, Mansour Rasnavad, Network Finance Incorporated, Farhad Azima
                        and the eighteen lenders listed on Exhibit A to such form
        10.8*           Form of Registration Rights Agreement, dated as of November 1998, between Spatialight and the eighteen lenders listed on Exhibit A to such form
        10.14*          Standard Office Lease, dated February 22, 1999, between Dennis A. and Susan Johann Gilardi and SpatiaLight, Inc.
        23.1            Consent of Deloitte & Touche LLP, independent auditors
        23.2            Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)
        24.1*           Power of Attorney
        27*             Financial Data Schedule


 *       Previously filed.

ITEM 17.  UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         E. The undersigned Registrant hereby undertakes that:

         (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California on December 2, 1999.


                                        SPATIALIGHT, INC.



                                        By: /s/ MICHAEL H. BURNEY
                                           ------------------------------------
                                             Michael H. Burney
                                             Chief Executive Officer,
                                             Treasurer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




               SIGNATURE                                   TITLE                             DATE
               ---------                                   -----                             ----


/s/ Michael H. Burney                         Chief Executive Officer, Treasurer and    December 2, 1999
---------------------------------------       Director (Principal Executive,
Michael H. Burney                             Financial and Accounting Officer)


/s/ Fred R. Hammett*                          President                                 December 2, 1999
---------------------------------------
Fred R. Hammett


/s/ Robert A. Olins*                          Director                                  December 2, 1999
---------------------------------------
Robert A. Olins


/s/ Lawrence J. Matteson*                     Director                                  December 2, 1999
---------------------------------------
Lawrence J. Matteson


/s/ Steven F. Tripp*                          Director                                  December 2, 1999
---------------------------------------
Steven F. Tripp

*By: /s/ Michael H. Burney
---------------------------------------
Michael H. Burney
Attorney-in-Fact


         The following exhibits are filed with this Registration Statement unless otherwise indicated:


   EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
   -----------                                 ----------------------
        3.1*        Amended and Restated Certificate of Incorporation (1)
        3.2*        Bylaws (2)
        5.1         Opinion of Gray Cary Ware & Freidenrich LLP
       10.1*        1991 Employee Stock Option Plan and Form of Stock Option Agreement thereunder (3)
       10.2*        1993 Nonstatutory Employee Stock Option Plan and Form of Stock Option Agreement thereunder (4)
       10.3*        1993 Nonstatutory Directors Stock Option Plan (5)
       10.4*        1999 Stock Option Plan (6)
       10.5*        Form of Convertible Secured Loan Agreement, dated as of November 1998, between Spatialight and the eighteen lenders listed on Exhibit A to such form (7)
       10.6*        Form of Security Agreement, dated as of November 1998, between Spatialight and the eighteen lenders listed on Exhibit A to such form (8)
       10.7*        Form of Intercreditor Agreement, dated as of November 1998, among Spatialight, Argyle Capital Management
                    Corporation, Jerry Whitlock, Mansour Rasnavad, Network Finance Incorporated, Farhad Azima and the eighteen lenders listed on Exhibit A to such form (9)
       10.8*        Form of Registration Rights Agreement, dated as of November 1998, between Spatialight and the eighteen lenders listed on Exhibit A to such form (10)
       10.14*       Standard Office Lease, dated February 22, 1999, between Dennis A. and Susan Johann Gilardi and
                    SpatiaLight, Inc. (11)
       23.1         Consent of Deloitte & Touche LLP, independent auditors
       23.2         Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)
       24.1*        Power of Attorney
       27*          Financial Data Schedule


* Previously filed